EXHIBIT 99.1

News Release

ChoiceOne Reports Second Quarter 2023 Results

Sparta, Michigan – July 26, 2023 – ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended June 30, 2023.

Financial Highlights

•
ChoiceOne reported net income of $5,213,000 and $10,846,000 for the three and six months ended June 30, 2023, compared to $5,615,000 and $11,143,000 for the same periods in 2022.
•
Diluted earnings per share were $0.69 and $1.44 in the three and six months ended June 30, 2023, compared to $0.75 and $1.49 per share in the same periods in the prior year.
•
Core loans, which exclude held for sale loans, loans to other financial institutions, and Paycheck Protection Program loans ("PPP"), grew organically by $14.8 million or 4.9% on an annualized basis during the second quarter of 2023 and $145.8 million or 13.5% since June 30, 2022. Loan interest income increased $3.5 million in the second quarter of 2023 compared to the same period in 2022, despite the second quarter of 2022 being aided by $283,000 in PPP fees.
•
Loans to other financial institutions increased to $38.8 million as of June 30, 2023, compared to $37.4 million as of June 30, 2022. Loans to other financial institutions is comprised of a warehouse line of credit to facilitate mortgage loan originations and the interest rate fluctuates with the national mortgage market. This balance is short term in nature with an average life of under 30 days. Management believes the short-term structure and low credit risk of this asset is advantageous in the current rate environment.
•
Deposits, excluding brokered deposits, decreased by $103.5 million or 4.8% as of June 30, 2023 compared to June 30, 2022 and decreased $33.1 million or 1.6% compared to March 31, 2023. The decrease in deposits since June 30, 2022 was largely concentrated in the first quarter of 2023 as a result of a combination of customers using cash on hand for debt payoffs, seasonal tax and municipal bond payments, and customers seeking higher rates via money market securities or other investments. Deposit outflows have stabilized in the second quarter of 2023 with monthly growth of deposits in May and June of 2023. In the last 12 months ended June 30, 2023, approximately $39 million or 38% of the trailing 12 month deposit runoff has been transferred from bank deposits to the ChoiceOne Wealth department.

"Our excellent asset quality, core loan growth and strong pipeline of commercial and residential construction and development loans is due to the success of our experienced lending team. With increased competition for deposits, managing costs and liquidity is a key focus of our management team. We are being proactive with our customers to retain and grow core deposits and thoughtful with our wholesale funding strategy. The yield on our earning assets will continue to improve as our assets reprice over time which will help offset recent increased funding costs. Our team is engaging with customers and proving that our value is more than an interest rate." said Kelly Potes, Chief Executive Officer.

ChoiceOne reported net income of $5,213,000 and $10,846,000 for the three and six months ended June 30, 2023, compared to $5,615,000 and $11,143,000 for the same periods in 2022. Diluted earnings per share were $0.69 and $1.44 in the three and six months ended June 30, 2023, compared to $0.75 and $1.49 per share in the same periods in the prior year. The increase in deposit costs during the first half of 2023 has negatively impacted earnings, offset by higher interest income from higher interest rates on loans and organic loan growth.

Total assets as of June 30, 2023, increased $73.8 million as compared to March 31, 2023. The asset growth during the second quarter is due to an increase in cash of $21.6 million, an increase in core loans of $14.8 million or 4.9% annualized during the second quarter of 2023, and an increase in loans to other financial institutions of $38.8 million in second quarter of 2023. Loans to other financial institutions is comprised of a warehouse line of credit to facilitate mortgage loan originations, and interest rates fluctuate with the national mortgage market. This balance is short term in nature with an average life of under 30 days. Management believes the short-term structure and low credit risk of this asset is advantageous in the current rate environment. Asset growth from June 30, 2022 to June 30, 2023 of $123.5 million is due to an increase in cash of $36.5 million and an increase in core loans of $145.8 million or 13.5%.

Deposits, excluding brokered deposits, decreased by $103.5 million or 4.8% as of June 30, 2023 compared to June 30, 2022 and decreased $33.1 million or 1.6% compared to March 31, 2023. The decrease in deposits since June 30, 2022 was largely concentrated in the first quarter of 2023 as a result of a combination of customers using cash on hand for debt payoffs, seasonal tax and municipal bond payments, and customers seeking higher rates via money market securities or other investments. Deposit outflows have stabilized in the second quarter of 2023 with monthly growth of deposits in May and June of 2023. In the last 12 months ended June 30, 2023, approximately $39 million or 38% of the trailing 12-month deposit runoff has been transferred from bank deposits to the ChoiceOne Wealth department. During the second quarter of 2023, ChoiceOne borrowed $160 million from the Federal Reserve’s Bank Term Funding Program (BTFP). This program provides a 1-year term at a fixed rate with the ability to prepay at any time without penalty. Collateral pledged is U.S. Treasuries, agency debt and mortgage-backed securities valued at par. The interest rate on the BTFP borrowings as of June 30, 2023 is 4.71% and fixed through May of 2024. Management elected to use the BTFP over other funding options due to the favorable interest rate and terms offered. When compared to an alternative borrowing at the FHLB at 5.56%, savings on a one-year time horizon is expected to be approximately $1.4 million dollars.

The cost of deposits has increased to 0.98% during the three months ended June 30, 2023, compared to 0.62% and 0.19% for the three months ended March 31, 2023 and June 30, 2022, respectively, due to rising short term interest rates and is expected to continue to increase as deposits reprice. ChoiceOne is actively managing these costs and expects rates paid on deposits to continue to lag the federal fund rate. Uninsured deposits total $700.3 million or 34.4% of deposits at June 30, 2023. Interest expense on borrowings for the three and six months ended June 30, 2023, increased $1.8 million and $2.5 million, respectively, compared to the same periods in the prior year, due to the decline in deposit balances and the increase in rates on borrowings. As a result, total cost of funds increased to 1.29% in the second quarter of 2023 compared to 0.79% in the first quarter of 2023 and 0.25% in the second quarter of 2022. ChoiceOne continues to be proactive in managing its liquidity position by using brokered deposits, the BTFP and FHLB advances to ensure ample liquidity to account for deposit fluctuations. At June 30, 2023, total available borrowing capacity from all sources was $791.7 million.

On June 30, 2023, ChoiceOne recorded a provision benefit of $250,000 largely due to the impact of improvements in the FOMC forecast for unemployment and GDP growth exceeding the provision required for loan growth. The ratio of the allowance for credit losses to total loans (excluding loans held for sale) was 1.15% compared to 1.24% on March 31, 2023. The liability for expected credit losses on unfunded loans and other commitments increased by $165,000 during the second quarter of 2023 due to growth in committed but unfunded loans. Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.02% and nonperforming loans to total loans (excluding loans held for sale) of 0.15%. As of June 30, 2023, the non owner occupied loans secured by office balance was $29.8 million or 2.4% of the core loan balance. Of this office CRE subset, $8.0 million or 27.0% is secured by medical facilities. The average office loan balance is under $1.0 million and all office loans were performing as of June 30, 2023.

Shareholders’ equity totaled $179.2 million as of June 30, 2023, up from $166.5 million as of June 30, 2022, primarily due to a decline in the after-tax net unrealized loss on securities available for sale. ChoiceOne uses interest rate swaps to manage interest rate exposure to certain fixed assets and variable rate liabilities. On June 30, 2023, ChoiceOne had pay-fixed interest rate swaps with a total notional value of $401.0 million and a fair value of $11.2 million. These derivative instruments increase in value as long-term interest rates rise, which offsets the reduction in equity due to unrealized losses on securities available for sale. ChoiceOne Bank remains “well-capitalized” with a total risk-based capital ratio of 12.7% as of June 30, 2023, compared to 12.7% on June 30, 2022.

Total noninterest income declined by $120,000 in the six months ended June 30, 2023, compared to the same period in the prior year. This was largely due to a decline of $748,000 in gains on sales of loans for the six months ended June 30, 2023 compared to the same period in the prior year. With the rapid rise in interest rates, refinancing activity has slowed and the rate environment for mortgage loans has become increasingly competitive. This decline was offset by reduced losses on the sale of securities and a smaller decline in the change in market value of equity securities. Equity investments include local community bank stocks and Community Reinvestment Act bond mutual funds.

Total noninterest expense increased $721,000, or 2.7%, in the six months ended June 30, 2023 compared to the same period in 2022. The increase in total noninterest expense was largely related to inflationary pressures on employee wages and benefits. ChoiceOne continues to monitor expenses and looks to improve our efficiency through automation and use of digital tools. ChoiceOne launched an enhanced treasury services online platform for business clients during the first quarter of 2023. This new platform targets mid-sized businesses and municipalities who require enhanced reporting, security, and payment capabilities. Management believes that continuing to invest in our technology and people is the right way to maintain sustainable growth.

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank, Member FDIC. ChoiceOne Bank operates 36 offices in parts of Kent, Lapeer, Macomb, Muskegon, Newaygo, Ottawa, and St. Clair counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. For more information, please visit Investor Relations at ChoiceOne’s website at choiceone.com.

Forward-Looking Statements

This release may contain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "may," "could," "look forward," "continue", "future", "will" and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.

For Further Information:

Adom Greenland

Executive Vice President & CFO

(616) 887 - 2334

IR@ChoiceOne.com

Condensed Balance Sheets
(Unaudited)

(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Cash and cash equivalents	$76,810	$55,189	$40,296
Securities Held to Maturity	420,549	422,876	429,675
Securities Available for Sale	542,932	554,306	582,987
Loans held for sale	8,924	3,603	10,628
Loans to other financial institutions	38,838	-	37,422
Loans, net of allowance for loan losses	1,210,808	1,195,518	1,073,973
Premises and equipment	29,085	28,633	29,122
Cash surrender value of life insurance policies	44,510	44,241	43,774
Goodwill	59,946	59,946	59,946
Core deposit intangible	2,304	2,557	3,358
Other assets	49,020	43,017	49,024

Total Assets	$2,483,726	$2,409,886	$2,360,205

Noninterest-bearing deposits	$544,925	$554,699	$578,927
Interest-bearing deposits	1,490,093	1,513,429	1,559,577
Brokered deposits	51,370	37,773	-
Borrowings	160,000	85,000	7,000
Subordinated debentures	35,385	35,323	35,140
Other liabilities	22,713	14,950	13,101

Total Liabilities	2,304,486	2,241,174	2,193,745

Common stock and paid-in capital, no par value; shares authorized: 15,000,000; shares outstanding: 7,534,658 at June 30, 2023, 7,521,749 at March 31, 2023, and 7,503,072 at June 30, 2022	172,880	172,564	171,804
Retained earnings	67,281	64,026	59,728
Accumulated other comprehensive income (loss), net	(60,921)	(67,878)	(65,072)
Shareholders' Equity	179,240	168,712	166,460

Total Liabilities and Shareholders’ Equity	$2,483,726	$2,409,886	$2,360,205

Condensed Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30,		June 30,
	2023	2022	2023	2022
Interest income
Loans, including fees	$15,978	$12,523	$30,851	$24,821
Securities:
Taxable	5,378	3,522	10,291	7,029
Tax exempt	1,389	1,559	2,824	3,214
Other	571	62	748	76
Total interest income	23,316	17,666	44,714	35,140

Interest expense
Deposits	5,056	996	8,332	1,779
Advances from Federal Home Loan Bank	621	2	1,226	3
Other	1,548	379	2,053	748
Total interest expense	7,225	1,377	11,611	2,530

Net interest income	16,091	16,289	33,103	32,610
Provision for credit losses on loans	(415)	-	(106)	-
Provision for credit losses on unfunded commitments	165	-	(119)	-
Net Provision for credit losses expense	(250)	-	(225)	-
Net interest income after provision	16,341	16,289	33,328	32,610

Noninterest income
Customer service charges	2,271	2,353	4,538	4,542
Insurance and investment commissions	172	233	368	438
Gains on sales of loans	540	887	943	1,691
Net gains (losses) on sales of securities	-	(427)	-	(427)
Net gains on sales and write downs of other assets	133	1	136	172
Earnings on life insurance policies	269	254	532	534
Trust income	196	176	380	354
Change in market value of equity securities	(385)	(327)	(322)	(683)
Other	289	280	581	655
Total noninterest income	3,485	3,430	7,156	7,276

Noninterest expense
Salaries and benefits	7,837	7,537	15,920	15,143
Occupancy and equipment	1,507	1,518	3,150	3,143
Data processing	1,681	1,578	3,363	3,322
Professional fees	619	559	1,240	1,069
Supplies and postage	197	166	388	357
Advertising and promotional	155	147	304	279
Intangible amortization	253	322	505	604
FDIC insurance	220	225	520	450
Other	1,104	1,105	2,178	2,480
Total noninterest expense	13,573	13,157	27,568	26,847

Income before income tax	6,253	6,562	12,916	13,039
Income tax expense	1,040	947	2,070	1,896

Net income	$5,213	$5,615	$10,846	$11,143

Basic earnings per share	$0.69	$0.75	$1.44	$1.49
Diluted earnings per share	$0.69	$0.75	$1.44	$1.49
Dividends declared per share	$0.26	$0.25	$0.52	$0.50

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.
(in thousands except per share data)
Net interest income	$16,091	$17,012	$17,366	$17,338	$16,289
Net provision expense	(250)	25	150	100	-
Noninterest income	3,485	3,671	3,749	3,047	3,430
Noninterest expense	13,573	13,995	13,215	13,416	13,157
Net income before federal income tax expense	6,253	6,663	7,750	6,869	6,562
Income tax expense	1,040	1,030	1,066	1,056	947
Net income	5,213	5,633	6,684	5,813	5,615
Basic earnings per share	0.69	0.75	0.89	0.77	0.75
Diluted earnings per share	0.69	0.75	0.89	0.77	0.75

End of period balances	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.
(in thousands)
Gross loans	$1,273,152	$1,214,186	$1,194,616	$1,141,319	$1,129,439
Loans held for sale (1)	8,924	3,603	4,834	8,848	10,628
Loans to other financial institutions (2)	38,838	-	-	70	37,422
PPP loans (3)	-	-	-	-	1,758
Core loans (gross loans excluding 1, 2, and 3 above)	1,225,390	1,210,583	1,189,782	1,132,401	1,079,631
Allowance for loan losses	14,582	15,065	7,619	7,457	7,416
Securities available for sale	542,932	554,306	546,896	546,627	582,987
Securities held to maturity	420,549	422,876	425,906	428,205	429,675
Other interest-earning assets	41,032	30,999	15,447	21,744	9,532
Total earning assets (before allowance)	2,277,665	2,222,367	2,182,866	2,137,895	2,151,633
Total assets	2,483,726	2,409,886	2,385,915	2,363,529	2,360,205
Noninterest-bearing deposits	544,925	554,699	599,579	599,360	578,927
Interest-bearing deposits	1,490,093	1,513,429	1,518,424	1,557,294	1,559,577
Brokered deposits	51,370	37,773	-	-	-
Total deposits	2,086,388	2,105,901	2,118,003	2,156,654	2,138,504
Deposits excluding brokered	2,035,018	2,068,128	2,118,003	2,156,654	2,138,504
Total subordinated debt	35,385	35,323	35,262	35,201	35,140
Total borrowed funds	160,000	85,000	50,000	-	7,000
Other interest-bearing liabilities	11,985	-	-	-	-
Total interest-bearing liabilities	1,748,833	1,671,525	1,603,686	1,592,495	1,601,717
Shareholders' equity	179,240	168,712	168,874	156,657	166,460

Average Balances	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.
(in thousands)
Loans	$1,218,860	$1,202,268	$1,169,605	$1,128,679	$1,076,934
Securities	1,053,191	1,059,747	1,072,594	1,079,584	1,098,419
Other interest-earning assets	41,075	19,452	14,809	45,210	40,728
Total earning assets (before allowance)	2,313,126	2,281,467	2,257,008	2,253,473	2,216,081
Total assets	2,422,567	2,391,344	2,373,851	2,389,550	2,361,479
Noninterest-bearing deposits	534,106	566,628	605,318	593,793	578,943
Interest-bearing deposits	1,472,990	1,530,313	1,522,510	1,576,240	1,555,721
Brokered deposits	49,679	12,762	-	-	-
Total deposits	2,056,775	2,109,703	2,127,828	2,170,033	2,134,664
Total subordinated debt	35,352	35,290	35,230	35,168	35,095
Total borrowed funds	144,231	63,122	36,773	2,414	5,765
Other interest-bearing liabilities	3,763	-	-	-	-
Total interest-bearing liabilities	1,706,015	1,641,487	1,594,513	1,613,822	1,596,581
Shareholders' equity	171,912	167,952	160,284	164,758	177,085

Performance Ratios	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.
Return on average assets	0.86%	0.94%	1.13%	0.97%	0.95%
Return on average equity	12.13%	13.42%	16.68%	14.11%	12.68%
Return on average tangible common equity	18.31%	20.64%	26.63%	21.96%	18.87%
Net interest margin (fully tax-equivalent)	2.86%	3.09%	3.15%	3.15%	3.02%
Efficiency ratio	65.92%	65.40%	60.15%	61.06%	61.43%
Cost of funds	1.29%	0.79%	0.59%	0.35%	0.25%
Cost of deposits	0.98%	0.62%	0.47%	0.29%	0.19%
Cost of interest bearing liabilities	1.69%	1.08%	0.82%	0.48%	0.34%
Shareholders' equity to total assets	7.22%	7.00%	7.08%	6.63%	7.05%
Tangible common equity to tangible assets	4.83%	4.52%	4.57%	4.07%	4.49%
Full-time equivalent employees	380	376	376	383	380

Capital Ratios ChoiceOne Financial Services Inc.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.
Total capital (to risk weighted assets)	13.2%	13.5%	13.8%	13.7%	13.8%
Common equity Tier 1 capital (to risk weighted assets)	10.5%	10.7%	11.1%	10.9%	11.0%
Tier 1 capital (to risk weighted assets)	10.8%	11.0%	11.4%	11.2%	11.3%
Tier 1 capital (to average assets)	7.7%	7.7%	7.9%	7.6%	7.5%

Capital Ratios ChoiceOne Bank	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.
Total capital (to risk weighted assets)	12.7%	13.0%	13.0%	12.8%	12.7%
Common equity Tier 1 capital (to risk weighted assets)	12.2%	12.5%	12.5%	12.3%	12.2%
Tier 1 capital (to risk weighted assets)	12.2%	12.5%	12.5%	12.3%	12.2%
Tier 1 capital (to average assets)	8.7%	8.7%	8.7%	8.3%	8.1%

Asset Quality	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.
(in thousands)
Net loan charge-offs (recoveries)	$67	$28	$(12)	$59	$185
Annualized net loan charge-offs (recoveries) to average loans	0.02%	0.01%	0.00%	0.02%	0.07%
Allowance for loan losses	$14,582	$15,065	$7,619	$7,457	$7,416
Unfunded commitment liability	$3,156	$2,991	$-	$-	$-
Allowance to loans (excludes held for sale)	1.15%	1.24%	0.64%	0.66%	0.66%
Non-Accruing loans	$1,581	$1,596	$1,263	$1,197	$1,242
Nonperforming loans (includes OREO)	$1,847	$1,726	$2,666	$2,628	$2,714
Nonperforming loans to total loans (excludes held for sale)	0.15%	0.14%	0.22%	0.23%	0.24%
Nonperforming assets to total assets	0.07%	0.07%	0.11%	0.11%	0.11%